                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
          (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 7, 1997)
                                     PROSPECTUS NUMBER: 1659


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $20,000,000.00


CUSIP NUMBER:            59018SA87


INTEREST RATE:           5.83000%


ORIGINAL ISSUE DATE:     March 3, 1998


STATED MATURITY DATE:    March 3, 2000


INTEREST PAYMENT DATES:  Each May 15th and November 15th, commencing on May 15, 1998 through and on the Stated Maturity Date, subject to Following Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   February 26, 1998

